As filed with the Securities and Exchange Commission on July 22, 2022

No. 333-265937

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARES COMMERCIAL REAL ESTATE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	45-3148087 (I.R.S. Employer Identification No.)

245 Park Avenue, 42nd Floor
New York, NY 10167

(212) 750-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anton Feingold

245 Park Avenue, 42nd Floor
New York, NY 10167

(212) 750-7300:

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Monica J. Shilling
Kirkland & Ellis LLP

2029 Century Park East, Suite 1400
Los Angeles, CA 90067

Tel: (310) 552-4200

Fax: (310) 552-5900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Ares Commercial Real Estate Corporation is hereby filing this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-265937), originally filed on June 30, 2022 (as amended, the “Registration Statement”), as an exhibits-only filing to file the Form of Indenture as Exhibit 4.7. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Form of Indenture filed herewith as Exhibit 4.7. The prospectus and the rest of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Amendment and Restatement of Ares Commercial Real Estate Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-35517), filed on March 1, 2016).
3.2	Amended and Restated Bylaws of Ares Commercial Real Estate Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-8 (File No. 333-181077), filed on May 1, 2012).
4.2*	Form of Certificate for Preferred Stock of Ares Commercial Real Estate Corporation.
4.3*	Form of Articles Supplementary with respect to any shares of Preferred Stock.
4.4*	Form of Warrant Agreement.
4.5*	Form of Rights Agreement.
4.6*	Form of Rights Certificate.
4.7+	Form of Indenture.
4.8*	Form of Unit Agreement.
5.1**	Opinion of Venable LLP, Maryland counsel for Ares Commercial Real Estate Corporation, as to legality.
5.2**	Opinion of Kirkland & Ellis LLP, counsel for Ares Commercial Real Estate Corporation, as to legality.
8.1**	Opinion of Kirkland & Ellis LLP with respect to tax matters.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Venable LLP (included in Exhibit 5.1).
23.3**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2).
23.4**	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).
24.1**	Power of Attorney.
25.1#	Statement of Eligibility on Form T-1 of Trustee under the Indenture.
107**	Calculation of Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

**	Previously filed.

+	Filed herewith.

#	To be filed, if applicable, separately on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 22, 2022.

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Bryan Donohoe
Name: Bryan Donohoe
Title: Chief Executive Officer (Principal Executive Officer)

***

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bryan Donohoe	Chief Executive Officer	July 22, 2022
Bryan Donohoe	(Principal Executive Officer)

/s/ Tae-Sik Yoon	Chief Financial Officer and Treasurer	July 22, 2022
Tae-Sik Yoon	(Principal Financial and Accounting Officer)

*	Chairman, Director	July 22, 2022
William S. Benjamin

*	Director	July 22, 2022
Rand S. April

*	Director	July 22, 2022
Michael J Arougheti

*	Director	July 22, 2022
Caroline E. Blakely

Signature	Title	Date

*	Director	July 22, 2022
William L. Browning

*	Director	July 22, 2022
Edmond N. Moriarty, III

*	Director	July 22, 2022
Rebecca J. Parekh

*	Director	July 22, 2022
James E. Skinner

*/s/ Anton Feingold
Anton Feingold
Attorney-in-fact